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                                                                  Exhibit (j)(1)


[DECHERT LLP LETTERHEAD]

May 14, 2007

ING Mutual Funds
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034


Re: ING Mutual Funds
      (File Nos. 033-56094 and 811-07428)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 123 to the Registration Statement of ING Mutual Funds. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


Very truly yours,

/s/ Dechert LLP